Exhibit 10(a)88

             SYSTEM EXECUTIVE RETIREMENT PLAN OF
            ENTERGY CORPORATION AND SUBSIDIARIES
     (As Amended and Restated Effective January 1, 2000)

                  Certificate of Amendment

                       Amendment No. 1


     THIS INSTRUMENT, executed and made effective this 28th day of December, 2001, ("Effective Date") constitutes the First Amendment of the System Executive Retirement Plan of
Entergy Corporation and Subsidiaries, as amended and restated effective January 1, 2000 (the "Plan").

     All capitalized terms used in this document shall have the meanings assigned to them in the Plan unless otherwise defined in this document.

     Pursuant to Section 9.01 of the Plan, the Personnel
Committee, as authorized by the Board of Directors, does hereby amend the Plan as follows:

     1. Section 1.25 of the Plan is amended in its entirety to read as follows:

1.25 "Participant" shall mean an Employee who (1) is a System Management Participant; (2) has executed a written Participant Application that has been accepted by the Administrator; and (3) remains eligible for participation in accordance with the applicable provisions of the Plan including, without limitation, Section 6.01.
     Notwithstanding the foregoing requirements of this Section 1.25, an individual who is a Participant in the Plan immediately prior to the Effective Date, shall remain a Participant for as long as he remains eligible for participation in accordance with all other applicable provisions of the Plan. Subject to the terms and conditions set forth in Section 2.08 and elsewhere in the Plan, the term "Participant" shall include an inactive Participant, as described in Section 2.08.

     2.   Current Sections 1.42, 1.43 and 1.44 are renumbered
       1.43, 1.44 and 1.45, respectively, and a new Section 1.42 is added to the Plan to read as follows:

1.42 "System Management Participant" shall mean a
     Participant who is currently, or was immediately prior to the commencement of a Change in Control Period, at one of the System Management Levels set forth in Section 1.41.

     3. Section 3.04 of the Plan is amended in its entirety to read as follows:

3.04 Optional Single-Sum Payment Election; Conversion
     Election for System Management Participants.

     (a) In lieu of the normal life only form of benefit (or an Actuarial Equivalent 50% joint and survivor annuity form of benefit, if the Participant is legally married) described in
        Section 3.01 above, a Participant who, at the time of his Retirement or Qualifying Event, is a System Management Participant (or is treated as a System Management Participant in accordance with Section 1.42), may elect, subject to the terms and conditions set forth in this
        Section 3.04(a) and Section 3.05, an optional single-sum payment. The optional single-sum payment amount shall be equal to the present value of the System Management Participant's (1) Benefit Base determined under Section 2.01, and subject to reduction by the Early Retirement Reduction Factor for each month (up to 120 months) by which the single-sum payment date precedes the System Management Participant's Normal Retirement Date, or (2) Plan benefit determined under Section 7.03 in the event of a Qualifying Event, if applicable. Present value shall be computed using the same interest and mortality assumptions used in the Entergy Retirement Plan for computing the present value of benefits (for purposes of the involuntary cash-out rules) as of the time such single-sum amount is to be computed. Under this optional form of benefit payment, no further benefit payments of any kind shall be made under the Plan to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant.

     (b)  A System Management Participant who is
     eligible for an optional single-sum payment in accordance with Section 3.04(a), and who is eligible to participate in and has elected to participate in the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries ("EDCP") may elect, in accordance with Section 3.05, to convert the entire amount of the present value of the Participant's Benefit Base, determined in accordance with Section 3.04(a), to an equivalent credited balance under the EDCP, in which case no further benefit payments of any kind shall be due, or made under the Plan, to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant. Any election to convert Plan benefits under this Section 3.04(b) shall be effective as to the entire value of such Plan benefits at the time of conversion.

     4. Section 3.05 of the Plan is amended in its entirety to read as follows:

3.05 Restrictions and Limitations on Forms of Benefit.

     (a) In addition to the restrictions and limitations set forth in the preceding sections of this Article III, a Participant's election of any optional form of benefit available to the Participant under the Plan and a System Management Participant's conversion election in accordance with Section 3.04(b), if applicable, shall be subject to the following:

        (1) Each such election must be made at least 6 months prior to the earlier of (i) Retirement or (ii) the earliest Income Commencement Date under Section 7.03(a) or (b), as applicable, following a Qualifying Event, and in such form as the Administrator (or its delegate) may require;

        (2) Any failure by the Participant to make an affirmative written election hereunder on or before the deadline established in subsection (1) above shall constitute a waiver both of any right to elect an optional form of benefit and the right to convert Plan benefits in accordance with Section 3.04(b), in which case the terms of Section
          3.01 shall govern to the extent applicable;

        (3) The Participant may cancel his election for such optional form of benefit or conversion of Plan benefits, if applicable, at any time prior to the deadline for making such elections as described in subsection (1), after which date any such election(s) shall become irrevocable; and

        (4) An eligible Participant's election shall be subject to the written consent of the Employer.

     (b) Under the 50% joint and survivor annuity form of payment, as well as any optional joint and survivor annuity form of payment, if the Participant's spouse should predecease the Participant on or after the Income
        Commencement Date, there shall be no survivor's benefit and the Participant shall not thereafter be entitled to any readjustment to his Retirement Income.

     (c) Any survivor's benefit payable under the 50% joint and survivor annuity form of payment, as well as any optional joint and survivor annuity form of payment, shall be a monthly benefit payable over the life of the joint annuitant commencing as of the first day of the first month next following the date on which the Participant dies. Except as provided in Article IV, no benefits shall be paid under the Plan if the Participant dies before his Income Commencement Date.

     5. Section 7.03 of the Plan is amended by adding the following new subsection (d) at the end of that Section to read as follows:

     (d) If a Participant described in subsection 7.03(a) or (b) is a System Management Participant (or is treated as a System Management Participant in accordance with Section 1.42) at the time of such Qualifying Event, then at the System Management
       Participant's earliest Income Commencement Date, as described in subsection 7.03(a) and (b), respectively, the entire amount of the present value
       (as computed in accordance with Section 3.04(a)) of the System Management Participant's Plan benefit, determined in accordance with this Section 7.03, shall be converted to an equivalent credited balance under the EDCP if the System Management Participant has a conversion election in effect that satisfies the requirements of Section 3.05, in which case no further benefit payments of any kind shall be due, or made under the Plan, to the Participant, the Participant's legal spouse, or any other person on behalf of the Participant.

     6. Section 9.01 of the Plan is hereby restated in its entirety to read as follows:

9.01 General. The Personnel Committee of the Board of Directors shall have the right, in its absolute discretion, at any time and from time to time, to modify or amend, in whole or in part, any or all of the provisions of this Plan, or suspend or terminate it entirely, subject to the provisions of Section 9.02 hereof. The provisions of this Article IX shall survive a termination of the Plan unless such termination is agreed to by the Participants.

     7. Section 9.02(d) of the Plan is amended and restated as follows:

     (d) Unless agreed to in writing and signed by the affected System Management Participant and by the Plan Administrator, no provision of this Plan may be modified, waived or discharged before the earlier of: (i) the expiration of the two-year period commencing on the date of a Potential Change in Control, or (ii) the date on which the Change in Control event contemplated by the Potential Change in Control is terminated.

IN WITNESS WHEREOF, the Personnel Committee has caused this
First Amendment to the System Executive Retirement Plan of
Entergy Corporation and Subsidiaries to be executed by its duly authorized representative on the day, month, and year above set forth.

                         PERSONNEL COMMITTEE
                         through the undersigned duly
                         authorized representative

                         __________________________
                         WILLIAM E. MADISON
                         Senior Vice-President,
                         Human Resources and Administration
                         for Entergy Services, Inc.